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                                                                    EXHIBIT 23.5


                        CONSENT OF INDEPENDENT AUDITORS



    We hereby consent to the use in this Registration Statement on Form S-4/S-3 filed on or about June 19, 1998 of our report, dated March 19, 1997, except for Note L, as to which the date is June 2, 1997, on the financial statements of Dana Alexander, Inc. for the years ended December 31, 1996 and 1995. We also consent to the reference to our Firm under the captions "Experts" in the Information Statement/ Prospectus.



    June 18, 1998


                                          /s/ KATZ & BLOOM, LLC
                                          --------------------------------------
                                          Katz & Bloom